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Exhibit 10.40

[LECG ECONOMICS FINANCE LETTERHEAD]

August 5, 2002

David J. Teece
227 Tunnel Road
Berkeley, CA 94705

Dear David:

This will acknowledge that you have become an employee of LECG, LLC effective January 1, 2002. All other terms and conditions of your relationship with LECG, LLC and LECG Holding Company, LLC will remain unchanged. Please initial a copy of this letter and return it to me.

Sincerely,
 LECG LLC

/s/  J. GEOFFREY COLTON
J. Geoffrey Colton
Chief Financial Officer

/s/ DAVID J. TEECE David J. Teece	Aug. 1, 2002 Date

2000 Powell Street    Suite 600    Emeryville, CA 94608    Phone: 1 (510) 653.9800    Fax: 1 (510) 653.9898    www.lecg.com

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  Exhibit 10.40